UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 13, 2022	001-40910
Date of Report (Date of earliest event reported)	Commission File Number

RUBICON TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	88-3703651
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

100 West Main Street Suite #610

Lexington, KY 40507

(Address of Principal Executive Offices) (Zip Code)

(844) 479-1507

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Class A Common Stock, par value $0.0001 per share	RBT	New York Stock Exchange
Warrants, each exercisable for one share of Class A common stock at an exercise price of $11.50 per share	RBT WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2022, Rubicon Technologies, Inc. (the “Company”) announced that Phil Rodoni, age 49, has been appointed by the Company’s Board of Directors (the “Board”) as chief executive officer, effective October 13, 2022. In addition, the size of the Board has been increased to ten, and Mr. Rodoni has been appointed to the Board as a Class I director, effective October 13, 2022. Founding CEO Nate Morris has completed his tenure as the Company’s chief executive officer effective as of October 13, 2022 and will continue to serve as Chairman of the Board with the title of Founder, Chairman and Strategic Advisor through February 10, 2023 and as Director during the succession period, as specified in the Transition Agreement (as defined below). The Company also announced that Osman Ahmed, a director of the Company, has been designated by independent directors and appointed by the Board as lead independent director of the Board.

Phil Rodoni has served as Rubicon’s chief technology officer since 2015. He came to Rubicon from Esurance where he held the role of vice president of software development and, prior to that, worked in senior technology positions at Charles Schwab Corporation and Travelzoo. Mr. Rodoni holds a Bachelor of Arts (BA) in Economics from the University of California at Berkeley, and a Master of Business Administration (MBA) from the Haas School of Business.

The Company anticipates entering into a new employment agreement with Mr. Rodoni, the material terms of which will be disclosed separately when any new employment agreement is executed.

The Company has entered into a CEO Transition Agreement (the “Transition Agreement”) with Mr. Morris, pursuant to which Mr. Morris will continue to serve the Company with the title of Founder, Chairman and Strategic Advisor. In accordance with the Transition Agreement, Mr. Morris’ tenure as CEO was completed on October 13, 2022 (the “Transition Date”), his employment with the Company will be completed on October 31, 2022, and thereafter he shall be compensated as a non-executive director in his continuing role as Chairman through February 10, 2023 (the “End Date”). Pursuant to the terms of the Transition Agreement, the Company will provide Mr. Morris with the following benefits in exchange for his promises and covenants set forth in the Transition Agreement, including his release of claims: (a) a series of payments in the total gross amount of $1,850,000.00, less required withholdings and deductions, payable in equal installments on the Company’s regular payroll dates following the Transition Date over the course of the period beginning on the Transition Date and concluding on the End Date; (b) reimbursement of his payment of premiums for COBRA benefits continuation coverage for a period of up to eighteen (18) months following October 31, 2022, or until Mr. Morris is no longer entitled to COBRA continuation coverage under Rubicon’s group health plan(s), whichever period is shorter; (c) a bonus with respect to Mr. Morris’ service in 2022 in the gross amount of $675,000.00, less required withholdings and deductions, it being understood that such amount reflects a pro-rated amount of Mr. Morris’ target bonus opportunity for 2022, which is to be paid by no later than the End Date; and (d) in lieu of any obligation to deliver restricted stock units to Mr. Morris pursuant to Sections 3(e) and 3(f) of his Employment Agreement and any obligation to deliver restricted shares to Mr. Morris pursuant to Section 3(c) of his Employment Agreement, a grant of restricted stock units that settle in Class A stock in Rubicon (the “RSUs”) as soon as practicable following the Company’s filing an effective registration statement on Form S-8 for the Company’s 2022 Equity Incentive Plan, with the number of such RSUs to be determined by adding (x) 3,561,496, (y) 2,973,170, and (z) the quotient of (A) 5,000,000 divided by (B) the volume-weighted average price of the Company’s shares during the period from August 16, 2022 through the date immediately preceding the grant date. The Company further agreed in the Transition Agreement to use all commercially reasonable efforts to cause an effective registration statement on Form S-8 for the Equity Stock Incentive Plan to be filed before October 31, 2022, and, in the event the same is not filed by such time, then the Company shall, in lieu of its obligations to grant the RSUs, pay to Executive a series of cash payments (the “Backstop Payments”) equal in the aggregate gross amount to the sum of (x) $5,000,000, plus (y) the product of (i) 6,534,639, multiplied by (ii) the volume-weighted average price of the Company’s shares during the period from August 16, 2022, through October 31, 2022. If payable, the Backstop Payments would be made in a series of five (5) equal monthly installments payable from November 15, 2022 through March 14, 2023. The Company and Mr. Morris further agreed that, in the event that the Board removes Mr. Morris as Chairman prior to the End Date, the Company shall not be obliged to grant the RSUs, any such grant of RSUs already made shall be cancelled, and in lieu thereof, the Company shall then pay to Mr. Morris within ten (10) days following such removal, a lump sum calculated as (A) $5,000,000, plus the product of (B) 6,534,639 multiplied by (C) the greater of (i) the volume-weighted average price of the Company’s shares during the period from August 16, 2022, through the date on which the Board removes Mr. Morris as Chairman and (ii) the volume-weighted average price of the Company’s shares on the trading date immediately prior to Mr. Morris’ removal as Chairman. The Company and Mr. Morris further agreed that Mr. Morris shall have the option to purchase any and all rights to the book about the Company by paying to the Company a price equivalent to the costs incurred to date in connection with the creation of the book, which price may not exceed $150,000 in the aggregate. The Company further agreed to reimburse Mr. Morris for his reasonable attorneys’ fee incurred in the negotiation of the Transition Agreement, up to a maximum amount of $75,000.

The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

A copy of the Company’s press release announcing the leadership succession is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	CEO Transition Agreement, dated October 13, 2022
99.1	Press Release, dated October 14, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Rubicon Technologies, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUBICON TECHNOLOGIES, INC.
Dated: October 14, 2022
	By:	/s/ Jevan Anderson
		Name:	Jevan Anderson
		Title:	Chief Financial Officer

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